EXHIBIT 11

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated January 17, 1997 accompanying the financial statements of Astra Global Investment Series (comprising, respectively, Astra Short-Term Multi-Market Income Funds I and II) which are incorporated by reference in Part B of the Post-Effective Amendment to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus.



                                            /s/ TAIT, WELLER & BAKER
                                                ------------------------------
                                                Tait, Weller & Baker


Philadelphia, Pennsylvania


April 22, 1997